NEWS RELEASE

Five Below, Inc. Announces Second Quarter Fiscal 2013 Financial Results
Reports sales increase of 35% to $117.1 million;
Reports GAAP diluted EPS of $0.07; adjusted EPS of $0.11
Raises full year 2013 guidance

PHILADELPHIA, PA - (September 9, 2013) - Five Below, Inc. (Nasdaq: FIVE) today announced financial results for the thirteen weeks ended August 3, 2013.

For the thirteen weeks ended August 3, 2013:

•	Net sales increased by 34.9% to $117.1 million from $86.8 million in the second quarter of fiscal 2012; comparable store sales increased by 6.6%.

•
Operating income was $7.2 million as compared to $4.7 million in the second quarter of fiscal 2012. Adjusted operating income, which excludes the impact of the founders' transaction in both periods and the fees incurred related to the Company's secondary public offering in the second quarter of fiscal 2013 (see GAAP/Non-GAAP reconciliation table), increased to $9.7 million as compared to $6.2 million in the second quarter of fiscal 2012.

•	The Company opened 18 new stores and ended the quarter with 276 stores in 19 states. This represents an increase in stores of 22% from the end of the second quarter of fiscal 2012.

•
Net interest expense was $0.4 million as compared to $1.3 million in the second quarter of fiscal 2012. The decrease in net interest expense resulted from the decrease in the outstanding balance of the Company's term loan since the second quarter of fiscal 2012. The Company entered into a $100.0 million term loan during the second quarter of fiscal 2012, of which $65.3 million was repaid during the second quarter of fiscal 2012 subsequent to the completion of the Company's initial public offering (“IPO”) on July 24, 2012. During the second quarter of fiscal 2013, the Company repaid an additional $15.0 million of principal on the term loan.

•
Loss on debt extinguishment was $0.3 million as compared to $1.6 million in the second quarter of fiscal 2012. During the second quarter of fiscal 2013 and 2012, the loss on debt extinguishment related to the write-off of deferred financing costs in connection with the $15.0 million and $65.3 million partial repayments of the Company's term loan, respectively.

•	The effective tax rate was 37.7% compared to 40.3% in the second quarter of fiscal 2012.

•
Net income was $4.1 million compared to $1.2 million in the second quarter of fiscal 2012. Adjusted net income, which excludes the impact of the founders' transaction in both periods and the fees incurred related to the Company's secondary public offering in the second quarter of fiscal

2013 (see GAAP/Non-GAAP reconciliation table), was $6.1 million compared to $2.2 million for the second quarter of fiscal 2012.

•
U.S. generally accepted accounting principles, or GAAP, diluted income per common share was $0.07 compared to a loss of $3.41 per share in the second quarter of fiscal 2012. Adjusted diluted income per common share, which is adjusted net income on an adjusted diluted weighted average common shares outstanding basis (see GAAP/Non-GAAP reconciliation table), was $0.11, compared to $0.04 in the second quarter of fiscal 2012.

Thomas Vellios, Co-Founder, President and CEO, stated: “We are extremely pleased with our top and bottom line performance in the second quarter which once again illustrates the strong fundamentals of our business. We saw solid performance across most of our categories reflecting the broad appeal of the Five Below concept, merchandise and value proposition.”

Mr. Vellios added, “Through the end of the second quarter, we have opened 32 of our 60 planned 2013 net new stores, which are off to a great start as our concept resonates with customers across new and existing markets. We are excited about our entry into the state of Texas with four stores opened in Austin during the last weekend of the second quarter, and look forward to the largest grand-opening in our history, with eleven stores slated to open in Dallas on September 12th. We believe the performance of both our new and existing stores, as well as strong execution by the entire Five Below team, have us well-positioned to deliver on our goals for the year. ”

For the twenty-six weeks ended August 3, 2013:

•	Net sales increased by 34.1% to $212.7 million from $158.6 million in the comparable period in fiscal 2012; comparable store sales increased by 5.4%.

•
Operating income was $10.4 million as compared to $2.8 million in the comparable period in fiscal 2012. Adjusted operating income, which excludes the impact of the founders' transaction in both periods and the fees incurred related to the Company's secondary public offering in the second quarter of fiscal 2013 (see GAAP/Non-GAAP reconciliation table), increased to $14.4 million as compared to $10.5 million in the comparable period in fiscal 2012.

•	The Company opened 32 net new stores, compared to 34 new stores opened in the comparable period in fiscal 2012.

•	Net interest expense was $0.9 million as compared to $1.3 million in the comparable period in fiscal 2012.

•
Loss on debt extinguishment was $0.3 million as compared to $1.6 million in the comparable period in fiscal 2012. The loss on debt extinguishment was related to the write-off of deferred financing costs in connection with the $15.0 million and $65.3 million partial repayments of the Company's term loan, respectively.

•	The effective tax rate was 38.8% compared to 44.4% in the comparable period in fiscal 2012.

•
Net income was $5.6 million compared to $0.1 million in the comparable period in fiscal 2012. Adjusted net income, which excludes the impact of the founders' transaction in both periods and the fees incurred related to the Company's secondary public offering in the second quarter of fiscal

2013 (see GAAP/Non-GAAP reconciliation table), was $8.5 million compared to $4.7 million for the comparable period in fiscal 2012.

•
GAAP, diluted income per common share was $0.10 compared to a loss of $3.71 per share in the comparable period in fiscal 2012. Adjusted diluted income per common share, which is adjusted net income on an adjusted diluted weighted average common shares outstanding basis (see GAAP/Non-GAAP reconciliation table), was $0.16, compared to $0.09 in the comparable period in 2012.

Balance sheet highlights as of August 3, 2013:

•	Cash and cash equivalents: $21.1 million

•	Total debt: $19.5 million

•	Total liquidity (cash and cash equivalents plus availability on a $20 million revolver facility): $40.2 million

Third Quarter and Fiscal 2013 Outlook:

For the third quarter of fiscal 2013, net sales are expected to be in the range of $107 million to $109 million based on opening 24 new stores and assuming a mid-single digit increase in comparable store sales. GAAP net income is expected to be in the range of $0.6 million to $1.2 million, with a GAAP diluted income per common share range of $0.01 to $0.02 on approximately 53.8 million estimated weighted average shares outstanding. Excluding $0.9 million, or $0.02 per adjusted diluted share in tax-effected expenses related to the founders' transaction, adjusted net income is expected to be approximately $1.5 million to $2.1 million, or $0.03 to $0.04 per diluted share based on estimated adjusted diluted weighted average shares outstanding of approximately 54.5 million.

For fiscal 2013, net sales are expected to be in the range of $531 million to $536 million based on opening 60 net new stores for the full year and assuming a 5% increase in comparable store sales. GAAP net income is expected to be in the range of $32.3 million to $34.0 million, with a GAAP diluted income per common share of $0.60 to $0.63 on approximately 53.8 million estimated weighted average shares outstanding. Excluding $4.8 million, or $0.09 per adjusted diluted share in tax-effected expenses related to the founders' transaction and the costs associated with the secondary public offering, adjusted net income is expected to be in the range of $37.1 million to $38.8 million, or $0.68 to $0.71 per diluted share based on estimated adjusted diluted weighted average shares outstanding of approximately 54.6 million.

Conference Call Information:

A conference call to discuss second quarter fiscal 2013 financial results and fiscal 2013 outlook is scheduled for today, September 9, 2013, at 4:30 PM Eastern Time. Investors and analysts interested in participating in the call are invited to dial 1-888-523-1245 (international callers please dial 719-457-2652) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at www.fivebelow.com in the investor relations section of the website.

A taped replay of the conference call will be available within two hours of the conclusion of the call and can be accessed both online and by dialing (877) 870-5176. The pin number to access the telephone replay is 8178121. The replay will be available until September 16, 2013.

Non-GAAP Information

This press release includes non-GAAP adjusted operating income, adjusted net income, adjusted diluted weighted average shares outstanding and adjusted diluted income per common share, each a non-GAAP financial measure. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in tables accompanying this release. The Company believes that these non-GAAP financial measures not only provide its management with comparable financial data for internal financial analysis but also provide meaningful supplemental information to investors. Specifically, these non-GAAP financial measures allow investors to better understand the performance of the Company's business and facilitate a meaningful evaluation of its quarterly and fiscal year 2013 diluted income per common share and actual results on a comparable basis with its quarterly and fiscal year 2012 results. In evaluating these non-GAAP financial measures, investors should be aware that in the future the Company may incur expenses or be involved in transactions that are the same as or similar to some of the adjustments in this presentation. The Company's presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by any such adjustments. The Company has provided this information as a means to evaluate the results of its ongoing operations. Other companies in the Company's industry may calculate these items differently than it does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company's results as reported under GAAP.

Forward-Looking Statements:

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect management's current views and estimates regarding the Company's industry, business strategy, goals and expectations concerning its market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. Investors can identify these statements by the fact that they use words such as "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future" and similar terms and phrases. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to risks relating to the Company's strategy and expansion plans, the availability of suitable new store locations, risks that consumer spending may decline and that U.S. and global macroeconomic conditions may worsen, risks related to the Company's continued retention of its senior management and other key personnel, risks relating to changes in consumer preferences and economic conditions, risks relating to the Company's distribution centers, quality or safety concerns about the Company's merchandise, events that may affect the Company's vendors, increased competition from other retailers, risks relating to trade restrictions, risks associated with leasing substantial amounts of space, and other factors that are set forth in the Company's filings with the Securities and Exchange Commission ("SEC"), including risk factors contained in the Company's Annual Report on Form 10-K for the fiscal year ended February 2, 2013 and Quarterly Reports on Form 10-Q for the fiscal year ending February 1, 2014 filed with the SEC and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company's assumptions prove incorrect, the Company's actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this news release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About Five Below

Five Below is a rapidly growing specialty value retailer offering a broad range of trend-right, high-quality merchandise targeted at the teen and pre-teen customer. Five Below offers a dynamic, edited assortment of exciting products in a fun and differentiated store environment, all priced at $5 and below, including select brands and licensed merchandise across a number of category worlds - Style, Room, Sports, Media, Crafts, Party, Candy and Now. Five Below is headquartered in Philadelphia, Pennsylvania.

###

Investor Contact:
ICR, Inc.
Farah Soi
203-682-8200
Farah.Soi@icrinc.com

Media Contact:
ICR, Inc.
Alecia Pulman/Jessica Liddell
203-682-8200
FivePR@icrinc.com

FIVE BELOW, INC.
Consolidated Balance Sheets
(Unaudited)
(in thousands)

	August 3, 2013	February 2, 2013	July 28, 2012
Assets
Current assets:
Cash and cash equivalents	$21,088	$56,081	$17,676
Inventories	83,470	60,831	63,631
Prepaid income taxes	837	36	10,577
Deferred income taxes	1,807	1,295	—
Prepaid expenses and other current assets	14,182	11,433	12,155
Total current assets	121,384	129,676	104,039
Property and equipment, net	65,555	59,040	49,039
Other assets	601	944	1,116
	$187,540	$189,660	$154,194
Liabilities and Shareholders’ Equity
Current liabilities:
Line of credit	$—	$—	$—
Current portion of notes payable	—	15,000	1,000
Accounts payable	32,174	27,952	28,064
Income taxes payable	1,910	7,083	—
Accrued salaries and wages	2,044	4,204	2,830
Other accrued expenses	14,402	14,545	11,496
Deferred income taxes	—	—	1,045
Total current liabilities	50,530	68,784	44,435
Notes payable	19,500	19,500	33,750
Deferred rent and other	33,894	29,082	26,294
Deferred income taxes	1,645	1,550	2,949
Total liabilities	105,569	118,916	107,428

Shareholders’ equity:
Common stock	540	540	540
Additional paid-in capital	276,225	270,637	266,594
Accumulated deficit	(194,794)	(200,433)	(220,368)
Total shareholders’ equity	81,971	70,744	46,766
	$187,540	$189,660	$154,194

FIVE BELOW, INC.
Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share data)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	August 3, 2013	July 28, 2012	August 3, 2013	July 28, 2012
Net sales	$117,087	$86,820	$212,691	$158,649
Cost of goods sold	77,687	58,073	143,078	106,882
Gross profit	39,400	28,747	69,613	51,767
Selling, general and administrative expenses	32,214	24,012	59,238	48,997
Operating income	7,186	4,735	10,375	2,770
Interest expense, net	391	1,316	902	1,279
Loss on debt extinguishment	266	1,587	266	1,587
Other income	—	(258)	—	(258)
Income before income taxes	6,529	2,090	9,207	162
Income tax expense	2,460	843	3,568	72
Net income	4,069	1,247	5,639	90
Dividend paid to preferred and unvested restricted shareholders	—	(65,403)	—	(65,403)
Net income attributable to participating securities	(52)	—	(91)	—
Net income (loss) attributable to common shareholders	$4,017	$(64,156)	$5,548	$(65,313)
Basic income (loss) per common share	$0.08	$(3.41)	$0.10	$(3.71)
Diluted income (loss) per common share	$0.07	$(3.41)	$0.10	$(3.71)
Dividends declared and paid per common share	$—	$2.02	$—	$2.02
Weighted average shares outstanding:
Basic shares	53,334,551	18,803,979	53,138,198	17,627,376
Diluted shares	53,804,539	18,803,979	53,601,459	17,627,376

FIVE BELOW, INC.
Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	Twenty-Six Weeks Ended
	August 3, 2013		July 28, 2012
Operating activities:
Net income	$5,639		$90
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	6,187		4,342
Gain on conversion of note payable	—		(200)
Loss on disposal of software, property, and equipment	384		—
Loss on debt extinguishment	266		1,587
Amortization of deferred financing costs	130		305
Warrant expense related to professional service providers for services rendered	—		43
Stock-based compensation expense	4,825		8,241
Deferred income tax (benefit) expense	(417)		7,551
Other	—		(71)
Changes in operating assets and liabilities:
Prepaid income taxes	(801)	—	(10,577)
Inventories	(22,639)		(24,841)
Prepaid expenses and other assets	(2,764)		(4,884)
Accounts payable	3,426		4,717
Income taxes payable	(5,173)		(9,139)
Accrued salaries and wages	(2,160)		(6,424)
Deferred rent	5,803		6,228
Other accrued expenses	1,604		2,460
Net cash used in operating activities	(5,690)		(20,572)
Investing activities:
Capital expenditures	(15,140)		(11,603)
Net cash used in investing activities	(15,140)		(11,603)
Financing activities:
Borrowing under Term Loan Facility	—		100,000
Repayment of Term Loan Facility	(15,000)		(65,250)
Cash paid for debt financing costs	(40)		(2,738)
Repayment of note payable	—		(50)
Dividend paid to shareholders	—		(99,451)
Net proceeds from issuance of common stock	81		74,308
Proceeds from exercise of warrants and stock options to purchase common stock	209		201
Repurchase of unvested restricted shares related to stock option exercises	(3)		(17)
Excess tax benefit related to restricted shares and the exercise of stock options	590		1,555
Net cash (used in) provided by financing activities	(14,163)		8,558
Net decrease in cash and cash equivalents	(34,993)		(23,617)
Cash and cash equivalents at beginning of period	56,081		41,293
Cash and cash equivalents at end of period	$21,088		$17,676

FIVE BELOW, INC.
GAAP to Non-GAAP Reconciliation of Statements of Operations
(Unaudited)
(in thousands, except share and per share data)

Reconciliation of operating income, as reported, to adjusted operating income
	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	August 3, 2013	July 28, 2012	August 3, 2013	July 28, 2012
Operating income	$7,186	$4,735	$10,375	$2,770
Adjustments:
Founders’ transaction (1)	1,515	1,515	3,030	7,767
Secondary public offering fees (2)	1,000	—	1,000	—
Adjusted operating income	$9,701	$6,250	$14,405	$10,537

Reconciliation of net income (loss) attributable to common shareholders, as reported, to adjusted net income
	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	August 3, 2013	July 28, 2012	August 3, 2013	July 28, 2012
Net income (loss) attributable to common shareholders	$4,017	$(64,156)	$5,548	$(65,313)
Adjustments:
Dividends paid to preferred and unvested restricted shareholders	—	65,403	—	65,403
Net income attributable to participating securities	52	—	91	—
Net income	4,069	1,247	5,639	90
Adjustments:
Founders’ transaction (1)	1,515	1,515	3,030	7,767
Secondary public offering fees (2)	1,000	—	1,000	—
Less tax benefit	(526)	(611)	(1,153)	(3,113)
Adjusted net income	$6,058	$2,151	$8,516	$4,744

Reconciliation of diluted weighted average shares outstanding, as reported, to adjusted diluted weighted average shares outstanding
	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	August 3, 2013	July 28, 2012	August 3, 2013	July 28, 2012
Diluted weighted average shares outstanding	53,804,539	18,803,979	53,601,459	17,627,376
Adjustments:
Preferred shares conversion	—	29,197,429	—	30,046,192
Initial public offering shares issuance	—	4,543,534	—	4,675,614
Unvested and vested restricted stock (3)	696,527	1,423,756	882,036	1,644,105
Diluted effect of stock options and warrants (4)	—	167,614	—	93,025
Adjusted diluted weighted average shares outstanding	54,501,066	54,136,312	54,483,495	54,086,312

FIVE BELOW, INC.
GAAP to Non-GAAP Reconciliation of Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share data)
Reconciliation of diluted income (loss) per common share, as reported, to adjusted diluted income per common share

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	August 3, 2013	July 28, 2012	August 3, 2013	July 28, 2012
Diluted income (loss) per common share, as reported	$0.07	$(3.41)	$0.10	$(3.71)
Adjustments to numerator:
Dividends paid to preferred and unvested restricted shareholders per share	—	3.48	—	3.71
Founders’ transaction and secondary public offering fees per share (1) (2)	0.05	0.08	0.08	0.44
Income tax benefit per share	(0.01)	(0.03)	(0.02)	(0.18)
Adjustments to weighted average shares outstanding per share	—	(0.08)	—	(0.17)
Adjusted diluted income per common share	$0.11	$0.04	$0.16	$0.09

(1)
Founders’ transaction relates to the on-going expense recognition for the options granted to the founders in fiscal 2010 and their modification in March 2012, which cancelled the fiscal 2010 option award to purchase 2,020,620 shares of common stock and granted an equal number of restricted shares that vest through March 2014.

(2)
During the second quarter of fiscal 2013, the Company incurred approximately $1.0 million of non tax deductible expenses related to legal, accounting, and other fees in connection with its secondary public offering that closed in July 2013.

(3)	Assumes the impact of all unvested and vested restricted stock as of the beginning of the period.

(4)	Assumes the diluted impact of stock options and warrants and the Company's Employee Stock Purchase Plan utilizing the treasury stock method.